UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place
4th Floor Suite 485
6200 South Syracuse Way
Greenwood Village, Colorado 80111
 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Agreement

On February 23, 2021, CSP Alpha Holdings Pte. Ltd. (“CSP Alpha”), a subsidiary of Startek, Inc. (“Startek”) subscribed for limited partnership interest in CSS Corp L.P. and become a party to the Amended and Restated Exempted Limited Partnership Agreement of CSS Corp L.P., dated February 23, 2021, by and among CSP CSS GP Limited, as the general partner, and other limited partners set forth therein (the “Limited Partnership Agreement”). The Limited Partnership is formed for the purposes of investing in CSS Corp Technologies (Mauritius) Limited or any of intermediary holding vehicles holding any securities or assets of the foregoing entities (collectively, the “Target Company”). The drawdown of the commitment of the limited partners is subject to customary conditions as set forth in the Limited Partnership Agreement. The Limited Partnership Agreement contain representations, warranties and covenants of the parties customary for a transaction of this type, including with respect to the powers of the general partner, the reimbursement of expenses and costs, and restrictions on transfers.

In relation to the investment in the Target Company, Startek also entered into a call option agreement with CSP EAF Fund LP on February 19, 2021, and a call option agreement with CSP Management Limited on February 21, 2021 (collectively, the “Option Agreements”). CSP Management Limited is the ultimate parent of CSP CSS GP Limited, and of the general partner of the CSP EAF Fund LP. The Option Agreements gives Startek the right (but not the obligation), to acquire all of the interests in CSS Corp LP, and all of the interest in the Target Company held by CSP EAF Fund LP. The Option Agreements contain representations, warranties and covenants of the parties customary for a transaction of this type. The consideration for the options will at a pre-determined valuation multiple and subject to certain financial thresholds.

Startek's total contribution in relation to the investment in the Target Company under the Limited Partnership Agreement and to enter into the Option Agreements is $30 million, resulting in acquiring approximately 26% of the indirect beneficial interest in the Target Company.

The foregoing description of the Limited Partnership Agreement and the Option Agreements are not intended to be complete and are qualified in their entirety by reference to full text of the documents thereof, copies of which are filed as Exhibits [10.1], [10.2] and [10.3] hereto and incorporated by reference herein.

A copy of the press release announcing the Startek's investment and acquisition of the options described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

Exhibit Number	Description
10.1	Limited Partnership Agreement of CSS Corp L.P., dated February 23, 2021
10.2	Call Option Agreement dated February 19, 2021, between Startek and CSP EAF Fund LP
10.3	Call Option Agreement dated February 21, 201, between Startek and CSP Management Limited
99.1	Press release issued by Startek, dated February 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: February 25, 2021	By:	/s/ Aparup Sengupta
Aparup Sengupta
Global Chief Executive Officer